As filed with the Securities and Exchange Commission on May 10, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MORNINGSTAR, INC.
(Exact Name of registrant as specified in its charter)

Illinois	36-329708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 West Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Morningstar, Inc. 1999 Incentive Stock Option Plan
Morningstar, Inc. 2004 Stock Incentive Plan
(Full titles of the plans)

Martha Dustin Boudos
Chief Financial Officer
Morningstar, Inc.
225 West Wacker Drive
Chicago, Illinois 60606
 (Name and address of agent for service)

(312) 696-6000
(Telephone number, including area code, of agent for service)

copy to:

Steven J. Gavin
Matthew F. Bergmann
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value per share	3,061,780 shares (2)	$19.58	(3)	$59,949,653	(3)	$7,057
Common Stock, no par value per share	11,802,091 shares (4)	$11.25	(5)	$132,773,524	(5)	$15,628

(1)           In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, no par value per share, which may be issued pursuant to the Morningstar, Inc. 1999 Incentive Stock Option Plan or Morningstar, Inc. 2004 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)           Shares available for grant, but not yet granted as of the date of this registration statement under the Morningstar, Inc. 2004 Stock Incentive Plan.

(3)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 3, 2005.

(4)           Shares subject to options outstanding as of May 2, 2005.

(5)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price (rounded to the nearest cent) for such outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Morningstar, Inc. 1999 Incentive Stock Option Plan and the Morningstar, Inc. 2004 Stock Incentive Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Morningstar, Inc., an Illinois corporation (“Morningstar”), with the Commission are incorporated by reference in this Registration Statement:

(a)           Morningstar’s Prospectus filed pursuant to Rule 424(b) under the Securities Act relating to Morningstar’s Registration Statement on Form S-1, as amended (Registration No. 333-115209); and

(b)           The description of Morningstar’s common stock, no par value per share, contained in Morningstar’s Registration Statement on Form 8-A filed with the Commission on April 29, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by Morningstar pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 8.75 of Chapter 805 of the Illinois Business Corporation Act (the “IBCA”) provides generally and in pertinent parts that an Illinois corporation may indemnify its directors, officers, employees and agents, or anyone serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines, and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. If a present or former director, officer or employee of an Illinois corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation against expenses.

Section 8.75 of Chapter 805 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of Chapter 805 of the IBCA.

Article SEVENTH of our Amended and Restated Articles of Incorporation provides that we will, to the fullest extent allowed by Section 8.75 of Chapter 805 of the IBCA, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.  As permitted by Section 2.10 of Chapter 805 of the IBCA, our Amended and Restated Articles of Incorporation include as Article EIGHT thereof a provision eliminating, to the extent permitted by Illinois law, the personal liability of each of our directors to Morningstar or our shareholders for monetary damages for breach of fiduciary duties.

Article VI of our Amended and Restated By-Laws provides that we will indemnify, to the fullest extent allowed, any and all persons whom we have the power to indemnify under the IBCA against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities. In addition, we may, at the discretion of our board of directors, purchase and maintain insurance to protect ourselves and any indemnifiable persons against any such expense, fine, amount paid in settlement or other liability, whether or not we would have the power to indemnify such persons under the IBCA.

We have entered into indemnification agreements with each of our directors and executive officers which may be broader than the specific indemnification provisions contained in the IBCA, as amended from time to time. These indemnification agreements require us, among other things, to indemnify our directors, officers, and certain key employees against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors or executive officers in investigating or defending any such action, suit, or proceeding.  However, an individual will not receive indemnification for judgments, settlements, or expenses if he or she is found liable to us (except to the extent a court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by us, or for settlements and expenses if a settlement is not approved by a court.

We have obtained a directors’ and officers’ liability insurance policy, which insures against liabilities that directors or officers may incur in such capacities. This insurance policy, together with indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Morningstar, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.2	Amended and Restated By-laws of Morningstar, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.4	Morningstar, Inc. 1999 Incentive Stock Option Plan, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.5	Morningstar, Inc. 2004 Stock Incentive Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page).

Item 9.  Undertakings.

Morningstar hereby undertakes:

(a)(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Morningstar pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2)       That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)           Morningstar hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of Morningstar’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Morningstar pursuant to the foregoing provisions, or otherwise, Morningstar has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Morningstar in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Morningstar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 10th day of May, 2005.

MORNINGSTAR, INC.

By:	/s/ Martha Dustin Boudos
Martha Dustin Boudos
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Joe Mansueto and Martha Dustin Boudos his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe Mansueto	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 10, 2005
Joe Mansueto

/s/ Martha Dustin Boudos	Chief Financial Officer (principal accounting and financial officer)	May 10, 2005
Martha Dustin Boudos

/s/ Donald J. Phillips II	Director	May 10, 2005
Donald J. Phillips II

/s/ Cheryl Francis	Director	May 10, 2005
Cheryl Francis

/s/ Steven Kaplan	Director	May 10, 2005
Steven Kaplan

/s/ Jack Noonan	Director	May 10, 2005
Jack Noonan

/s/ Paul Sturm	Director	May 10, 2005
Paul Sturm

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Incorporation of Morningstar, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.2	Amended and Restated By-laws of Morningstar, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.4	Morningstar, Inc. 1999 Incentive Stock Option Plan, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

4.5	Morningstar, Inc. 2004 Stock Incentive Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, file number 333-115209.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page).